EXHIBIT 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

Albertsons Companies, LLC

New Albertson’s, Inc.

Safeway Inc.

Albertson’s LLC

and the

Additional Issuers

OFFER TO EXCHANGE

$1,250,000,000 Aggregate Principal Amount of their

6.625% Senior Notes due 2024 (CUSIP Number 013093 AB5)

which Have Been Registered under the Securities Act of 1933, as amended,

for a Like Aggregate Principal Amount of 6.625% Senior Notes due 2024

(CUSIP Numbers 013093 AA7/U01259 AA5)

and

$1,250,000,000 Aggregate Principal Amount of their

5.750% Senior Notes due 2025 (CUSIP Number 013093 AD1)

which Have Been Registered under the Securities Act of 1933, as amended,

for a Like Aggregate Principal Amount of 5.750% Senior Notes due 2025

(CUSIP Numbers 013093 AC3/U01259 AB3)

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Albertsons Companies, LLC, a Delaware limited liability company, New Albertson’s, Inc., an Ohio corporation, Safeway Inc., a Delaware corporation and Albertson’s LLC, a Delaware limited liability company (the “Lead Issuers”), made pursuant to the Prospectus, dated             , 2017 (the “Prospectus”), if the procedure for book-entry transfer for the outstanding 6.625% Senior Notes Due 2024 (CUSIP Numbers 013093 AA7/U01259 AA5) and the 5.750% Senior Notes due 2025 (CUSIP Numbers 013093 AC3/U01259 AB3) (collectively, the “Original Notes”) cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust, National Association (the “Exchange Agent”) on or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See the sections entitled “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

Delivery To:

Wilmington Trust, National Association, as Exchange Agent

By Registered or Certified Mail; Hand or Overnight Delivery:

WILMINGTON TRUST, NATIONAL ASSOCIATION

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Workflow Management—5th Floor

By Facsimile Transmission

(Eligible Institutions Only)

(302) 636-4139

Attn: Workflow Management—5th Floor

For Information or to Confirm by Telephone Call

(302) 636-6470

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Lead Issuers the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Name(s) of registered holder(s) (Please type or print):

Title (Capacity)*:

Address (Include Zip Code):

Area Code and Telephone No.:

Principal Amount of Original 6.625% Senior Notes due 2024 Tendered**:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

Principal Amount of Original 5.750% Senior Notes due 2025 Tendered**:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE**

X

X
	Signature(s) of Owner(s) or Authorized Signatory	Date

*	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity.
**	Must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.
***	Must be signed exactly as such participant’s name appears on a security position listing as the owner of the Outstanding Notes, or by each person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent, such as a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible institutions as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that the confirmation of book-entry transfer of the Original Notes referenced above into the Exchange Agent’s account at the Depository Trust Company facility, together with an agent’s message (as described in the Letter of Transmittal) and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three business days after the date of execution hereof.

The undersigned acknowledges that it must deliver the Letter of Transmittal (and any other required documents) and the Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

Area Code and Tel. No.	Dated: